EXHIBIT 99.1

CONTACT:	Bruce Zurlnick	Leigh Parrish/Caren Barbara
	Senior Vice President and	Media Contact: Diane Zappas
	Chief Financial Officer	Financial Dynamics
	Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES RECEIVES NOTIFICATION LETTERS FROM NASDAQ

New York, NY, April 8, 2008 — Finlay Enterprises, Inc. (NASDAQ: FNLY) (the “Company”) today announced that on April 2, 2008 the Company received notification from The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with the continued listing requirement of Nasdaq Marketplace Rule 4450(a)(2) because, for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $5,000,000. In accordance with Nasdaq Marketplace Rule 4450(e)(1), the Company was provided 90 calendar days, until July 1, 2008, to regain compliance with this minimum requirement. To meet this minimum requirement, the market value of the Company’s publicly held shares must maintain a market value of publicly held shares of $5,000,000 or greater for a minimum of ten consecutive trading days.

If compliance cannot be demonstrated by July 1, 2008, Nasdaq will provide written notification to the Company that its securities will be delisted. At that time, the Company will be permitted to appeal Nasdaq’s determination to a Listing Qualifications Panel.

In addition, on April 7, 2008, the Company received notification from Nasdaq that the Company is not in compliance with the continued listing requirement of Nasdaq Marketplace Rule 4450(a)(5) because, for the last 30 consecutive trading days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement. In accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, until October 6, 2008, to regain compliance with this minimum requirement. To meet this minimum requirement, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days (or such longer period of time as Nasdaq may require in its discretion).

If compliance cannot be demonstrated by October 6, 2008, Nasdaq will provide written notification to the Company that its securities will be delisted. At that time, the Company will be permitted to appeal Nasdaq’s determination to a Listing Qualifications Panel.

The Company intends to monitor the market value of its listed securities and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the minimum market value of publicly held shares requirement and the minimum bid price requirement by the applicable deadlines.

The Company, through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States. The number of locations at the end of fiscal 2007 totaled 793, including 69 Bailey Banks & Biddle, 32 Carlyle and five Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.